Exhibit 10.11

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment Agreement”) is made on February 13, 2018 (the “Effective Date”), by and among DMRJ GROUP I, LLC, a Delaware limited liability company (“DMRJ”), PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P., a Delaware limited partnership (“PPVA”), PLATINUM PARTNERS CREDIT OPPORTUNITIES MASTER FUND, LP, a Delaware limited partnership (“PPCO” and, collectively with DMRJ and PPVA, “Assignor”), and DESERT HAWK GOLD CORP., a Nevada corporation (the “Company” or “Assignee”). Reference is made to (i) that certain Investment Agreement, dated as of July 14, 2010, by and between the Company and DMRJ (as amended, restated, supplemented or otherwise modified to date, the “Investment Agreement”), (ii) those certain Participation Agreements by and between DMRJ and the other parties thereto, in each case participating indebtedness incurred under the Investment Agreement (as amended, restated, supplemented or otherwise modified to date, the “Participation Agreements”) and (iii) those certain promissory notes issued by the Company and those certain share certificates evidencing shares of the Company’s capital stock, in each case issued pursuant to the Investment Agreement (the “Notes and Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Investment Agreement.

Assignor and Assignee hereby agree as follows:

1. Assigned Documents and Assigned Interests. At and upon the Closing (defined below) Assignor shall sell and assign to Assignee, and Assignee shall purchase, accept and assume from Assignor, all of Assignor’s rights and obligations (the “Assigned Interests”) under (i) the Investment Agreement, (ii) the other Transaction Documents (as defined in the Investment Agreement), (iii) the Participation Agreements, (iv) the Notes (including all principal and accrued and unpaid interest) and Shares (including all equity securities issued by Assignee to Assignor) and (v) each other agreement, amendment, certificate or other document related to the foregoing to which any Assignor is a party (the foregoing collectively, the “Assigned Documents”), in each case as of the Effective Date, as further described on the schedule attached hereto (the “Schedule”), and including, without limitation, (a) all rights, remedies, title and interest of Assignor under the Assigned Documents, (b) the Term Loan Advances and Obligations, and all accrued and unpaid interest, fees, charges and other obligations of the Company related thereto, (c) any and all reimbursement claims of Assignor against the Company for accrued unpaid expenses, (d) all claims, suits, causes of action and any other right of the Assignor against any Person, whether known or unknown, arising under or in connection with the Assigned Documents or the transactions governed thereby, (e) all funding and other contractual obligations of Assignor under the Assigned Documents and (f) all of Assignor’s right, title and interest to the Collateral and any other security in respect of the foregoing, and all liens and encumbrances of Assignor on the Assigned Interests and on the Collateral pursuant to the Assigned Documents. Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.

2. Assignment and Assumption at Closing. At and upon the Closing (a) Assignee shall automatically be substituted as, and shall become a party to the Assigned Documents as, the Investor thereunder, and shall have all of the rights and obligations of the Investor thereunder with respect to the Assigned Interests and (b) Assignor shall relinquish all of its rights under the Assigned Documents with respect to the Assigned Interests (other than any surviving indemnification rights), and Assignee shall assume all of Assignor’s obligations under the Assigned Documents. The assignment and assumption of the Assigned Interests pursuant to this Assignment Agreement shall not create or enlarge any rights of any third parties.

3. Closing; Purchase Price. The closing of the purchase, sale, assignment and assumption of the Assigned Documents and the Assigned Interests thereunder (the “Closing”) will take place remotely by electronic exchange of counterpart signature pages and by Assignee’s payment to Assignor by wire transfer of immediately available funds in the amount of Six Hundred Twenty-Five Thousand U.S. Dollars ($625,000.00).(the “Purchase Price”), within three (3) days of the satisfaction or waiver of the conditions to Closing set forth below, unless another date or place is agreed to in writing by the parties hereto. The date of the Closing is referred to herein as the “Closing Date”. The obligation of Assignee and Assignor to consummate and close the transaction hereunder will be subject only to (i) Assignee’s obtaining of firm commitments of capital in the aggregate amount of at least the Purchase Price amount; (ii) approval of the terms of this Assignment Agreement by PPVA’s investment committee and necessary court approvals and (iii) delivery to Assignee or Assignee’s counsel of all original stock certificates in Assignor’s possession representing the Shares.

4. Assignee Covenants. (a) Assignee shall use commercially reasonable best efforts to obtain firm commitments of capital in the aggregate amount of no less than $400,000.00 within thirty (30) days of the execution of this Assignment Agreement (the “Milestone Date”), as evidenced by commitment letters or other evidence reasonably satisfactory to Assignor. If Assignee shall not provide such commitments to Assignor by the Milestone Date, Assignor shall have the option to terminate its obligations under this Assignment Agreement upon written notice of termination to Assignee (“Early Termination”).

(b) The business and operations of the Company shall be conducted in the usual and ordinary course of business in accordance with good business practices between the date of this Assignment Agreement and the earlier of the Closing Date and the date of earlier termination of this Assignment Agreement in accordance with its terms.

5. Assignor Representations and Warranties. Each Assignor, individually and not jointly and severally: (a) represents and warrants that as of the Effective Date and the Closing Date (i) it is the sole legal and beneficial owner of, and has good title to, the Assigned Documents and the Assigned Interests thereunder, (ii) the Assigned Documents and the Assigned Interests thereunder are free and clear of any lien, encumbrance or other adverse claim (other than the liens being conveyed to Assignee pursuant hereto), (iii) it is legally authorized to enter into and perform this Assignment Agreement and (iv) neither Assignor nor any Person acting on its behalf has or will become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Assignment Agreement; and (b) (i) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with the Assigned Documents and Assigned Interests or the execution, legality, validity, enforceability, genuineness, sufficiency or value of such documents and interests and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of its obligations under the Assigned Documents.

6. Assignee Representations and Warranties. Assignee: (a) represents and warrants that as of the Effective Date and the Closing Date (i) it is legally authorized to enter into and perform this Assignment Agreement, (ii) neither Assignee nor any Person acting on its behalf has or will become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Assignment Agreement and (iii) no notice to, registration with, consent or approval of or any other action by any Person is or will be required for Assignee to execute, deliver, and perform its obligations hereunder; (b) (i) confirms that it has conducted its own independent investigation, review and analysis of the Assigned Documents and the Assigned Interests thereunder, and acknowledges that it has been provided adequate access to such other documents and information as Assignee has deemed appropriate to make its own analysis and decision to enter into this Assignment Agreement and (ii) acknowledges and agrees that in making its decision to enter into this Assignment Agreement and to consummate the transactions contemplated hereby, Assignee has relied solely upon its own investigation and the express representations and warranties of Assignor set forth in this Assignment Agreement (including the Schedule hereto) and has not relied and shall not rely on any other oral or written statements or representations by Assignor or any of their respective affiliates, directors, officers, employees, agents or representatives other than those representations expressly set forth herein; and (c) agrees that it will, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Assigned Documents.

7. Financing Statement Termination; Fees and Expenses. (a) Upon the consummation of the Closing and the payment of the Purchase Price, Assignor agrees to and shall promptly file a UCC-3 termination of financing statement (or, at Assignee’s option, Assignee may, in the name and on behalf of Assignor, file such termination of financing statement).

(b) Assignor, on the one hand, and Assignee, on the other hand, will each pay their respective fees and expenses (including the fees and expenses of legal counsel, accountants, investment bankers, brokers, or other representatives or consultants) incurred in connection with the transactions contemplated hereby.

8. Termination. This Assignment Agreement, and the obligations of the parties hereunder, shall terminate upon the earliest to occur of (i) the consummation of the Closing, (ii) the date of any Early Termination or (iii) the Drop Dead Date (defined below); provided that the provisions of paragraphs 7(b) and 11 will survive any termination of this Assignment Agreement. Notwithstanding anything to the contrary in this Assignment Agreement, the termination of this Assignment Agreement will not affect any rights any party has with respect to the breach of this Assignment Agreement by another party prior to termination of this Assignment Agreement. Assignee shall use commercially reasonable best efforts to satisfy the conditions set forth in paragraphs 3 and 4(a) hereof, and consummate the transaction contemplated hereunder, within sixty (60) days of the execution of this Assignment Agreement (the “Drop Dead Date”). If the Closing shall not have occurred on or prior to the Drop Dead Date, the obligations of the parties hereunder (except for those set forth in paragraphs 7(b) and 11) shall terminate in accordance herewith.

9. Indemnification. Each of Assignor and Assignee (the “Indemnifying Party”) agrees to indemnify, defend and hold the other party (the “Indemnified Party”) and the Indemnified Party’s officers, directors, employees, agents, partners and controlling persons (collectively, the “Indemnitees”) harmless from and against any and all expenses, losses, claims, damages, suits, proceedings and liabilities including, without limitation, reasonable attorneys’ fees and expenses (collectively “Liabilities”) that are incurred by or threatened against the Indemnitees or any of them, caused by, or in any way resulting from or relating to the Indemnifying Party’s breach of any of the representations, warranties, covenants or agreements of the Indemnifying Party set forth in this Assignment Agreement.

10. Further Acts. From and after the Closing, Assignee shall have sole authority to exercise all voting and other rights and remedies in respect of the Assigned Interests. Each of the parties to this Assignment Agreement agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as each other party may reasonably request, and at the expense of such requesting party, for the purpose of further carrying out the intent of this Assignment Agreement.

11. GOVERNING LAW; JURY WAIVER. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF. EACH PARTY HERETO hereby waives trial by jury in any action, proceeding or counterclaim arising out of or in any way concerned with this ASSIGNMENT Agreement or any of the agreements, instruments or documents contemplated hereby.

12. Counterparts. This Assignment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Assignment Agreement. Receipt by facsimile, email or similar electronic transmission of any executed signature page to this Assignment Agreement shall constitute effective delivery of such signature page.

13. Successors and Assigns; No Third-Party Beneficiary. This Assignment Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Assignment Agreement will be construed to give any Person other than the parties to this Assignment Agreement any legal or equitable right, remedy or claim under or with respect to this Assignment Agreement.

14. Integration. This Assignment Agreement (including the Schedule hereto) contains the entire understanding and agreement of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, inducements, understandings, disclosures, correspondence, offering memoranda, term sheets or letters of intent between or among any of the parties hereto, whether expressed or implied, oral or written, regarding the subject matter of this Assignment Agreement. The Schedule attached hereto is incorporated into this Assignment Agreement and by this reference made a part hereof. This Assignment Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of Assignor and Assignee.

The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:

DMRJ GROUP I, LLC

By:	/s/ Chris Kennedy
Name: Chris Kennedy
Title: Manager

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By:	/s/ Chris Kennedy
Name: Chris Kennedy
Title: Joint Official Liquidator

PLATINUM PARTNERS CREDIT OPPORTUNITIES MASTER FUND, LP

By:	/s/ Melanie Cyganowski
Name: Melanie Cyganowski
Title: Authorized Signatory

[Signature Page to Assignment Agreement]

ASSIGNEE:

DESERT HAWK GOLD CORP.

By:	/s/ Rick Havenstrite
Name:	Rick Havenstrite
Title:	President

[Signature Page to Assignment Agreement]

Schedule

to

Assignment Agreement

Assigned Documents:

	Agreement	Date
1	Investment Agreement between Desert Hawk Gold Corp. and DMRJ Group I, LLC	July 14, 2010
2	Promissory Note Due July 14, 2012 Issued by Desert Hawk Gold Corp. to DMRJ Group I, LLC	July 14, 2010
3	Registration Rights Agreement between Desert Hawk Gold Corp. and DMRJ Group I, LLC	July 14, 2010
4	Security Agreement by Desert Hawk Gold Corp., Blue Fin Capital, Inc., in favor of DMRJ Group I, LLC	July 14, 2010
5	Subordination Agreement between Ibearhouse LLC, West C Street LLC, and DMRJ Group I, LLC consented to by Desert Hawk Gold Corp.	July 14, 2010
6	Pledge Agreement by and between Desert Hawk Gold Corp. and DMRJ Group I, LLC	July 14, 2010
7	Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	November 8, 2010
8	Second Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	February 25, 2011
9	Forbearance Agreement between Desert Hawk Gold Corp. and DMRJ Group I, LLC	March 6, 2011
10	Third Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	March 11, 2011
11	Fourth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	May 3, 2011
12	Registration Rights Agreement between Desert Hawk Gold Corp. and DMRJ Group I, LLC	May 3, 2011

[Schedule to Assignment Agreement]

13	Forbearance Agreement between Desert Hawk Gold Corp. and DMRJ Group I, LLC	June 29, 2012
14	Fifth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	October 16, 2012
15	Sixth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	January 29, 2013
16	Seventh Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	April 30, 2013
17	Eighth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	July 24, 2013
18	Ninth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	October 24, 2013
19	Tenth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	February 19, 2014
20	Amended and Restated Promissory Note Due October 31, 2016 Issued by Desert Hawk Gold Corp. to DMRJ Group I, LLC	February 19, 2014
21	Addendum to Tenth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	January 15, 2015
22	Eleventh Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	March 17, 2015
23	Twelfth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	June 5, 2015
24	Thirteenth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	August 31, 2015
25	Waiver Letter received by Desert Hawk Gold Corp. from DMRJ Group I, LLC	September 4, 2015
26	Subordination Agreement by and among Platinum Partners Credit Opportunities Master Fund, LP, Desert Hawk Gold Corp., Ibearhouse, LLC, and West C Street, LLC	October 14, 2016

[Schedule to Assignment Agreement]

27	Waiver Letter received by Desert Hawk Gold Corp. from DMRJ Group I, LLC	October 14, 2016
28	Waiver Letter received by Desert Hawk Gold Corp. from Platinum Partners Credit Opportunities Master Fund, LP	October 14, 2016
29	Fourteenth Amendment to Investment Agreement dated July 14, 2010 between Desert Hawk Gold Corp. and DMRJ Group I, LLC	December 22, 2016
30	Irrevocable Stock Power Executed by DMRJ Group I, LLC	December 22, 2016
31	Waiver Letter received by Desert Hawk Gold Corp. from DMRJ Group I, LLC	August 7, 2017
32	Waiver Letters received by Desert Hawk Gold Corp. from Platinum Partners Credit Opportunities Master Fund, LP	August 7, 2017
33	Subordination Agreement by and among Platinum Partners Credit Opportunities Master Fund, LP, Desert Hawk Gold Corp., Ibearhouse, LLC, and West C Street, LLC	August 7, 2017
34	958,033 shares of Series A Convertible Preferred Stock of Desert Hawk Gold Corp.
35	180,000 shares of Series A-2 Convertible Preferred Stock of Desert Hawk Gold Corp.
36	444529.69 shares of Series B Convertible Preferred Stock of Desert Hawk Gold Corp.

[Schedule to Assignment Agreement]

Assignor Information:

Address for Notices:

DMRJ Group I, LLC

c/o Platinum Partners
230 Park Avenue, Tenth Floor
New York, NY 10169

Attention: Trey Rogers
Telephone: 212-582-2222
Facsimile: 212-584-2424

and:

[____________]

[____________]

[____________]

[____________]

Wire Transfer Instructions: Bank: Wire ABA #: ACH ABA #: SWIFT Code: Acct Name: Account #: Attention: Reference:

Assignee Information:

Address for Notices: Desert Hawk Gold Corp. [___________] [___________] Attention: Telephone: Facsimile:

[Schedule to Assignment Agreement]